Exhibit 99.1

American Water Completes Purchase of Nexus Water Group Systems in Eight States

CAMDEN, N.J. – June 1, 2026 – American Water Works Company, Inc. (NYSE: AWK), the largest regulated water and wastewater utility company in the U.S., announced today the completion of the purchase of water and wastewater systems located in eight states from Nexus Regulated Utilities, LLC, a subsidiary of Nexus Water Group, Inc. (“Nexus Water Group”), for a total purchase price of approximately $315 million.

The acquisition adds approximately 47,000 customer connections within American Water’s existing footprint in Illinois, Indiana, Kentucky, Maryland, New Jersey, Pennsylvania, Tennessee and Virginia. Additionally, American Water is welcoming approximately 70 employees to its state operations from Nexus Water Group affiliates who proudly provide water and wastewater service in these areas.

“American Water is excited about this acquisition as we believe it is good for customers and another example of execution of our core growth strategy,” said John Griffith, President and CEO of American Water. “We look forward to leveraging our scale and size to deliver safe, clean, reliable and affordable water and wastewater services to these 47,000 new customer connections and to welcoming the local employees who already call these communities home.”

On May 19, 2025, American Water announced its agreement to acquire the systems. The closing follows regulatory approvals by the respective state public utility commissions, as well as customary approvals from governmental entities, all of which were obtained as of May 21, 2026.

The company is committed to ensuring a seamless transition for its new customers who will receive additional information in the mail from their respective American Water state subsidiary in the coming weeks. The information is also available now on a new, dedicated webpage on the company’s website at amwater.com under Customer Service and Billing.

New customers will be able to take advantage of American Water’s robust customer service benefits, including its online account management portal, MyWater, as well as flexible payment options and customer assistance programs for qualifying customers needing help paying their bills.

About American Water
American Water (NYSE: AWK) is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886 and celebrating 140 years in 2026, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to approximately 14 million people with regulated operations in 14 states and on 18 military installations. American Water’s approximately 7,000 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.

For more information, visit amwater.com and join American Water on LinkedIn, Facebook, X and Instagram.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, anticipated capital investments and the ability to achieve certain benefits, synergies and goals relating to the acquired operations. These statements are based on the current expectations of management of American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including with respect to (1) the occurrence, in whole or in part, of the plans, benefits and synergies expected or predicted to occur as a result of the acquisition; (2) unexpected costs, liabilities or delays associated with the integration of the acquired operations; (3) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect American Water; and (4) other economic, business and other factors. Forward-looking statements are not guarantees or assurances of future performance or results, and American Water does not undertake any duty to update any forward-looking statement. The foregoing factors should not be considered to be exclusive.

AWK-IR

Investor Contact:
Aaron Musgrave
Vice President, Investor Relations
(856) 955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Executive Vice President, Communications and External Affairs
(856) 955-4163
maureen.duffy@amwater.com

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